JPMorgan Funds - J.P. Morgan Mutual Fund Investment Trust
Rule 10f-3 Transactions
For the period from July 1, 2009 to December 31, 2009

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Growth Advantage Fund
Trade Date 9/22/2009
Issuer Bruker Corporation (BRKR) Secondary
Cusip 11679410
Shares 499,600
Offering Price $9.85
Spread $0.49
Cost $4,921,060
Dealer Executing Trade Goldman Sachs and Company
% of Offering  purchased by firm 3.84%
Syndicate Members Goldman Sachs & Co., J.P. Morgan, Deutsche Bank Securities
Fund JPMorgan Growth Advantage Fund
Trade Date 10/1/2009
Issuer Education Management Corporation (EDMC) IPO
Cusip 28140M10
Shares 304,796
Offering Price $18.00
Spread $1.08
Cost $5,486,328
Dealer Executing Trade Goldman Sachs and Company New York
% of Offering  purchased by firm 5.74%
Syndicate Members Goldman Sachs & Co., J.P. Morgan, BofA Merrill Lynch, Barclays Capital, Credit Suisse, Morgan Stanley, Robert W. Baird & Co., BMO Capital Markets, Signal Hill, William Blair & Company, Piper Jaffray, Stifel Nicolaus, Barrington Research
Fund JPMorgan Growth Advantage Fund
Trade Date 10/6/2009
Issuer Verisk Analytics, Inc. (VRSK) IPO
Cusip 92345Y10
Shares 1,000
Offering Price $22.00
Spread $0.88
Cost $22,000
Dealer Executing Trade Fox-Pitt Kelton Cochran
% of Offering  purchased by firm 0.42%
Syndicate Members BofA Merrill Lynch, Morgan Stanley, J.P. Morgan, Wells Fargo Securities, William Blair & Company, Fox-Pitt Kelton Cochran Caronia Waller, Keefe Bruyette & Woods
Fund JPMorgan Growth Advantage Fund
Trade Date 10/6/2009
Issuer Verisk Analytics, Inc. (VRSK) IPO
Cusip 92345Y10
Shares 82,000
Offering Price $22.00
Spread $0.88
Cost $1,804,000
Dealer Executing Trade Merrill Lynch and Company Inc.
% of Offering  purchased by firm 0.42%
Syndicate Members BofA Merrill Lynch, Morgan Stanley, J.P. Morgan, Wells Fargo Securities, William Blair & Company, Fox-Pitt Kelton Cochran Caronia Waller, Keefe Bruyette & Woods
Fund JPMorgan Growth Advantage Fund
Trade Date 10/6/2009
Issuer Verisk Analytics, Inc. (VRSK) IPO
Cusip 92345Y10
Shares 200
Offering Price $22.00
Spread $0.88
Cost $4,400
Dealer Executing Trade Samuel A Ramirez & Company
% of Offering  purchased by firm 0.42%
Syndicate Members BofA Merrill Lynch, Morgan Stanley, J.P. Morgan, Wells Fargo Securities, William Blair & Company, Fox-Pitt Kelton Cochran Caronia Waller, Keefe Bruyette & Woods
Fund JPMorgan Growth Advantage Fund
Trade Date 10/29/2009
Issuer Insulet Corporation (PODD) Secondary
Cusip 45784P10
Shares 261,100
Offering Price $10.25
Spread $0.62
Cost $2,676,275
Dealer Executing Trade Canaccord Adams Inc.
% of Offering  purchased by firm 9.09%
Syndicate Members J.P. Morgan, Canaccord Adams, JMP Securities
Fund JPMorgan Growth Advantage Fund
Trade Date 11/19/2009
Issuer Taleo Corporation (TLEO) Secondary
Cusip 87424N10
Shares 151,300
Offering Price $20.25
Spread $0.91
Cost $3,063,825
Dealer Executing Trade Credit Suisse Securities
% of Offering  purchased by firm 3.16%
Syndicate Members Credit Suisse,  J.P. Morgan, Oppenheimer & Co.
Fund JPMorgan Growth Advantage Fund
Trade Date 12/15/2009
Issuer Wells Fargo & Company (WFC) Secondary
Cusip 94974610
Shares 54,600
Offering Price $25.00
Spread $0.56
Cost $1,365,000
Dealer Executing Trade Goldman Sachs and Company New York
% of Offering  purchased by firm 1.41%
Syndicate Members Wells Fargo Securities, Goldman Sachs & Co., Credit Suisse, J.P. Morgan, Morgan Stanley